SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006 (May 19, 2006)

COGNOS INCORPORATED

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2006, Cognos Incorporated (the “Company”) received a Nasdaq Staff Determination letter indicating that, as a result of the Company’s previously announced delay in filing its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 (the “Form 10-K”), the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) regarding the requirement to file with Nasdaq all reports required to be filed with the Securities and Exchange Commission (“Commission”).

The Company’s delay in filing its Form 10-K is due to an ongoing review by the Staff of the Division of Corporation Finance of the Commission that may impact the manner in which the Company allocates revenue. The Staff review relates primarily to the manner in which the Company allocates revenue for post-contract customer support (“PCS”) in customer contracts having multiple elements such as PCS and license. In particular, the Commission Staff and the Company have been discussing the Company’s practices for establishing vendor-specific objective evidence for the fair value of PCS in these contracts for the purposes of allocating revenue to the PCS and license components. While the Company is working with Commission Staff to conclude this review, it cannot provide any assurances as it relates to the timing and/or substance of the outcome of the review.

The Company’s non-compliance with Marketplace Rule 4310(c)(14) makes the Company’s common stock subject to delisting from Nasdaq. In accordance with Nasdaq’s procedures, on May 26, 2006, the Company will request an oral hearing with respect to the Staff Determination before the Nasdaq Listing Qualifications Panel (the “Panel”). This request will automatically stay the delisting of the Company’s common stock pending the Panel’s review and determination. There can be no assurance that the Panel will grant the Company’s request for an exception to the filing requirement that will allow continued listing of the Company’s common stock.

A copy of the press release issued by the Company on May 25, 2006 regarding the May 19, 2006 Nasdaq Staff Determination is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release dated May 25, 2006.

Safe Harbor for Forward-Looking Statements

Certain statements made in this Form 8-K that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the Commission’s review and the Company’s proposed actions with respect thereto, the Company’s intention to request a hearing before the Panel and the Panel’s determination as to the Company’s delisting. These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the outcome of the Commission review and any potential Commission inquiry, the impact of the implementation of new accounting pronouncements and interpretations, the Company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the Company’s quarterly and annual operating results; fluctuations in the Company’s tax exposure; rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Commission and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the Commission and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: May 25, 2006	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

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